Significant Expansion of Motorola License

September 2017

Motorola Exclusive Licensing Agreement

MOTOROLA

Applies to consumer products worldwide

January 2016 Agreement

North America



Products:

- Cable modems/routers
- Cable modem bridges
- Cable set-top boxes containing modems

August 2016 Agreement

Entire World



Products:

- Routers including WiFi, cellular, wired, and routers with built-in modems
- WiFi range extenders
- Powerline Network Adapters
- Wireless Access Points

September 2017 Agreement

North America/Entire World



Products:

- Cellular sensors
  - Not exclusive
- Cellular modems
- DSL modems/routers
- MoCA adapters

Attractive Terms

MOTOROLA

- Slight increase in minimum royalty payment, from $15 million to $16.1 million total for the years 2017 through 2020
  - No increase in 2017 and 2018
  - $0.5 million increase in 2019
  - $0.6 million increase in 2020
- $2.25 million remains covered by China partner

1) Cellular Sensors

- Zoom's first sensor communicates readings (temperature, humidity, water leaks, acceleration/earthquake, light, power status) via built-in cell modem through Internet cloud to smartphones and browser-equipped devices

- Zoom's product is ideal for remote monitoring of second homes, apartments, boats, storage facilities, etc.
  - Also good when someone goes on vacation
  - It's *not* targeted at homes with many sensors

- Easy setup and cost effective for consumer
  - No other equipment required
  - Cellular service is inexpensive since minimal data is used
  - Cellular service will be offered with the modem, providing recurring revenue for Zoom

1) Cellular Sensors (Continued)

Market Opportunity

- Cellular sensors have been priced high with relatively low sales
  - Marcell 500 cellular sensor for temperature, humidity, water leaks, power: $187 for equipment; $100/year for service; Amazon sales of $4K per week
  - Simplisafe cellular multi-sensor home security systems: $250 or more for equipment, $15/month for service; Amazon sales of $55K per week
  - Samsung SmartThings with a wide range of WiFi (not cellular) sensors: Amazon sales of $258K per week
- Zoom is targeting $100 price for one multi-sensor, with cellular service under $5 per month
- Zoom's goal is to ship its first Motorola cellular sensor product in early 2018

2) Consumer Cell Modems

Current Zoom Cell Modems

- <u>Industrial modems</u> primarily for OEM M2M and Internet of Things applications



New Motorola License

- <u>Consumer cell modems</u>
  - Motorola brand
  - Provide 3G or 4G cellular modem to a computer or other device
  - High-performance external modems, USB or Ethernet

2) Consumer Cell Modems (Continued)

Market Opportunity

- Beginning Q3 2017, Zoom is shipping AT&T and PTCRB-certified Zoom brand industrial cell modems, typically for machine-to-machine use
- Zoom plans to ship Motorola brand consumer cell modems in the first half of 2018
- Cell modems sell about $40K per week on Amazon, with most of those sales Netgear 4G LTE Ethernet modems.
  - Amazon is approximately 1/6 of the overall U.S. consumer electronics market, but Amazon has much lower share for cell modems.
- Cellular service providers and electronics retailers are good potential sales channels, in the USA and internationally.

3) DSL Modems & Gateways

Product

- License includes ADSL, VDSL and ADSL/VDSL products
- All provide broadband over telephone wiring

Market Opportunity

- Top 6 Amazon DSL products sell about $60K per week on Amazon, with vast majority of sales by Netgear and Actiontec.
  - Amazon is approximately 1/6 of the overall U.S. consumer electronics market
- Best Buy and other major retailers carry these products in their stores.
- CenturyLink customers supplying their own DSL modems receive monthly $10 savings.

Product Rollout/Timing

- Motorola MD1600 will be an ADSL2/VDSL2+ AC1600 Modem/Router
- First volume shipments expected Q4 2017

4) MoCA Adapters

Product

- MoCA (“Multimedia over Coax”) connects two or more products that have Ethernet ports by using a home’s coaxial cable network (cable TV wire).
  - Typically MoCA connects a router to up to 16 devices (HDTVs, computers, game stations, etc.)
- Zoom’s product works for customers with cable TV, cable Internet, or fiber optic service. It does not work with cables for satellite TV services
- Plug-in installation, with no user configuration
- Top MoCA speeds and range are typically much better than WiFi – MoCA goes up to 1,000 Mbps and 300 feet, with no vulnerability to WiFi interference. Zoom’s product delivers actual speeds close to 1,000 Mbps.
- Expected $119 retail price for a pair of Motorola MoCA adapters

4) MoCA Adapters (Continued)

Market Opportunity

- Top 6 MoCA adapters sell about $45K per week on Amazon
  - Amazon is approximately 1/6 of the overall U.S. consumer electronics market
- Actiontec currently dominates the category with a 2-pack bonded 2.0 product at $150 retail selling about $17K per week on Amazon
- Market is gradually embracing high performing MoCA as consumers begin to recognize its speed, range, and ease of installation.

Product Rollout/Timing

- First Motorola MoCA Adapters (Bonded 2.0) in Q4 2017

Near-Term Rollout Timeline Goals For New Motorola License

Q4 2017
VDSL2/ADSL2+ AC1600 Gateway
First MoCA Adapters (Bonded 2.0)

Q1 2018
Motorola Brand Cellular Sensors

Q2 2018
Motorola Brand Cellular Modems

Financial Profile of Broadened Product Line

- Development costs and certification fees lower than cable modems
- Increased potential for sales outside the U.S.
- Expect similar gross margin to cable modems depending on customer mix and percent of sales via Amazon
- Minimal new hiring necessary; plan to leverage existing product development, sales and support staff
- Will realize operating expense efficiencies as business scales

Conclusion

- New Motorola license amendment dramatically expands and further strengthens Zoom's relationship with Motorola
- Addresses growing market demand for innovative cellular products
- Diversifies Zoom's product offering and expands geographic reach
- Leverages Zoom's significant investment in cellular sensors and cell modems

Safe Harbor Statement

Statements in this presentation that are not descriptions of historical facts are forward-looking statements relating to future events, and as such all forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this presentation that are not statements of historical fact may be considered to be forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new stores, successful completion of the Company's proposed acquisitions and expansion, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission. There can be no assurance that our actual results will not differ materially from expectations and other factors more fully described in our public filings with the U.S. Securities and Exchange Commission, which can be reviewed at www.sec.gov.